Exhibit 24
POWER OF ATTORNEY

As an officer and/or director of Energy Recovery, Inc. (the “Company”), the undersigned is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended.

By signing this document, the undersigned: (i) expressly revokes and leaves without effect any and all prior powers of attorney granted as an officer and/or a director of the Company for the purposes set-forth in points 1 to 3 herein below; and (ii) designates and appoints each of Joshua Ballard, William Yeung, and Derek Ching as the undersigned’s true and lawful attorney-in-fact to:

(1)prepare and execute Forms ID, 3, 4, and 5 including amendments to these Forms, for and on behalf the undersigned, in the undersigned’s capacity as an officer and/or director of the Company;

(2)prepare and execute any other forms or amendments to such forms as he or she determines, in his or her discretion, that are required or advisable to be filed under Section 16, as amended, and related rules and regulations, including any successor laws and regulations, as a consequence of the undersigned’s status as a director or as a result of the undersigned’s ownership, acquisition or disposition of securities of the Company; and

(3)undertake all acts necessary in order to file and submit such forms to the U.S. Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney-in-fact deems appropriate.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned hereby ratifies and confirms all acts that each of the attorneys-in-fact and agents do or cause to be done by virtue of this Power of Attorney. The undersigned acknowledges that each of the attorneys-in-fact, in serving in such capacity at the undersigned’s request, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3, 4, and 5 or to report holdings of, and transactions in, securities issued by the Company, or until the undersigned revokes this Power of Attorney by delivering to the Company a signed revocation in writing to the Company and to each of the attorneys-in-fact.

IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of this 1st day of June, 2021.

/s/ Robert Yu Lang Mao
Robert Yu Lang Mao